Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

dated as of March 22, 2012

between

CONTANGO ORE, INC.

and

THE PURCHASERS NAMED IN THIS AGREEMENT

i

TABLE OF CONTENTS (continued)

ii

TABLE OF CONTENTS (continued)

Schedules

1	Name of Purchaser

Exhibits

A	Accredited Investor Certificate
B	Opinion of Morgan, Lewis & Bockius LLP
C	Form of Registration Rights Agreement

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (“Agreement”) is made and entered into as of March 22, 2012, by and between Contango ORE, Inc., a Delaware corporation (the “Issuer”), and the person listed on Schedule 1 attached to this Agreement (each a “Purchaser” and, together with each other Purchaser who executes this Agreement, collectively the “Purchasers”).

WHEREAS, the Issuer desires to issue and to sell to the Purchasers, and the Purchasers desire to purchase from the Issuer, the Common Stock (as hereinafter defined), all in accordance with the terms and provisions of this Agreement; and

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

1. Agreement to Purchase Securities. Subject to the terms and conditions hereinafter set forth in this Agreement, each Purchaser hereby agrees severally and not jointly to purchase at the Closing, and the issuer agrees to sell and issue to each Purchaser at the Closing at a price of $10.00 per share, the number of shares of the Issuer’s Common Stock, par value $0.01 per share (the “Common Stock”), shown opposite such Purchaser’s name on Schedule 1, for an aggregate purchase price (the “Purchase Price”) to be paid by such Purchaser in the amount shown opposite such Purchaser’s name on Schedule 1. The shares of the Issuer’s Common Stock, par value $0.01 per share, purchased pursuant to this Agreement are collectively referred to herein as the “Purchased Securities”).

2. Closing. Subject to the satisfaction or waiver of the conditions in this Agreement, the purchase and sale of the Purchased Securities shall take place at the offices of the Issuer at 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098, at 10:00 a.m. (local time), on March 22, 2012, or at such other time and place as the Issuer and the Purchasers acquiring, in the aggregate, at least Five Million Dollars ($5,000,000) of Purchased Securities to be sold pursuant to this Agreement agree upon orally or in writing (which time and date are designated as the “Closing”). At the Closing, the Issuer shall deliver to each Purchaser a certificate or certificates representing the shares of Common Stock that such Purchaser is purchasing in the name and to the address specified by each Purchaser on Schedule 1 against payment of the Purchase Price therefor by wire transfer of immediately available funds.

3. Purchasers’ Representations and Warranties. Each Purchaser hereby represents and warrants to the Issuer that:

3.1 Investment Intent. Such Purchaser is acquiring the Purchased Securities solely for the Purchaser’s own account for investment purposes, and not with a view to, or for offer or sale in connection with, any distribution of the Purchased Securities in violation of the Securities Act of 1933, as amended (the “Securities Act”). By such representation, such Purchaser means that no other person has a beneficial interest in the Purchased Securities, and that no other person has furnished or will furnish directly or indirectly, any part of or guarantee the payment of any part of the consideration to be paid by such Purchaser to the Issuer in connection therewith. Such Purchaser does not intend to dispose of all or any part of the Purchased Securities except in compliance with the provisions of the Securities Act and applicable state securities laws, and understands that the Purchased Securities are being offered pursuant to a specific exemption under the provisions of the Securities Act, which exemption(s) depends, among other things, upon compliance with the provisions of the Securities Act.

3.2 Access to Information. Such Purchaser has received a copy of the Issuer’s annual report on Form 10-K for the year ended June 30, 2011 (the “Annual Report”) and quarterly report on Form 10-Q for the quarter ended December 31, 2011 (the “Quarterly Report”) and has reviewed them carefully, including the risk factors set forth therein. In addition, the Purchaser has received and reviewed a copy of the Issuer’s proxy statement for its annual meeting of stockholders held on December 8, 2011 (the “Proxy Statement”) and Confidential Private Placement Memorandum dated February 6, 2012 provided to each Purchaser and the Issuer’s Exchange Act filings filed on or prior to the date of this Agreement (collectively, the “Confidential Private Placement Memorandum”). If desired, the Purchaser has also sought and obtained from management of the Issuer such additional information concerning the business, management and financial affairs of the Issuer as the Purchaser has deemed necessary or appropriate in evaluating an investment in the Issuer and determining whether or not to purchase the Purchased Securities.

3.3 Accredited Investor. By completing the Accredited Investor Certification attached as Exhibit A, such Purchaser represents and warrants to the Issuer that it is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and an institutional “accredited investor” within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act, or an “accredited investor,” as defined in Section 501 (a) of Regulation D, or, if the Purchased Securities are to be purchased for one of more accounts (“investor accounts”) for which it is acting as fiduciary or agent, each such investor account is such an investor on a like basis; in the normal course of its business, it invests in or purchases securities similar to the Purchased Securities and it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Purchased Securities; and it is aware that it (or any investor account) may be required to bear the economic risk of an investment in the Purchased Securities for an indefinite period of time and it (or such account) is able to bear such risk for an indefinite period.

3.4 Knowledge and Experience. Such Purchaser is experienced in evaluating and investing in the securities of businesses in the development stage, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Purchased Securities and of protecting its interests in connection with an acquisition of the Purchased Securities.

3.5 Suitability. Such Purchaser has carefully considered, and has, to the extent the Purchaser deems it necessary, discussed with the Purchaser’s own professional legal, tax and financial advisers the suitability of an investment in the Purchased Securities for the Purchaser’s particular tax and financial situation, and the Purchaser has determined that the Purchased Securities are a suitable investment for the Purchaser.

3.6 Ability to Bear Risk of Loss. Such Purchaser is financially able to hold the Purchased Securities subject to restrictions on transfer for an indefinite period of time, and is capable of bearing the economic risk of losing up to the entire amount of its investment in the Purchased Securities.

3.7 Non-Registered Securities. Such Purchaser understands that (i) the Purchased Securities (A) have not been registered under the Securities Act or any state securities laws, (B) will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of the Securities Act, and (C) will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of state securities laws which relate to private offerings, and (ii) the Purchaser must therefore bear the economic risk of such investment indefinitely unless a subsequent disposition thereof is registered or exempted under the Securities Act and applicable state securities laws or is exempt therefrom.

3.8 Truth and Accuracy. All representations and warranties made by such Purchaser in this Agreement are true and accurate as of the date hereof and shall be true and accurate as of the date the Issuer issues the Purchased Securities. If at any time prior to the issuance of the Purchased Securities any representation or warranty shall not be true and accurate in any respect, such Purchaser shall so notify the Issuer.

3.9 Authority. The individual(s) executing and delivering this Agreement on behalf of such Purchaser have been duly authorized to execute and deliver this Agreement on behalf of such Purchaser, the signature of such individual(s) is binding upon such Purchaser, such Purchaser is duly organized and subsisting under the laws of the jurisdiction in which it was organized, and such Purchaser was not formed for the specific purpose of acquiring the Purchased Securities.

3.10 No Violation. The execution and delivery of this Agreement and the consummation of the transactions or performance of the obligations contemplated by this Agreement do not and will not violate any term of such Purchaser’s organizational documents.

3.11 Enforceability. Such Purchaser has duly executed and delivered this Agreement and (subject to its execution by the Issuer) it constitutes a valid and binding agreement of such Purchaser enforceable in accordance with its terms against such Purchaser, except as such enforceability may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

3.12 Reliance on Own Advisers. In connection with such Purchaser’s investment in the Purchased Securities, such Purchaser has not relied upon the Issuer or its advisers for legal or tax advice, and has, if desired, in all cases sought the advice of such Purchaser’s own legal counsel and tax advisers.

3.13 High Degree of Risk. Such Purchaser has been advised and understands that the purchase of the Purchased Securities involves a high degree of risk and such Purchaser has read and understands the risk factors under the heading “Risk Factors” set forth in the Annual Report on Form 10-K for the fiscal year ended June 30, 2011 and the Quarterly Report on Form 10-Q for the quarter ended December 31, 2011.

3.14 Brokers or Finders. Such Purchaser has not dealt with any broker or finder other than Strategas Securities LLC (“Strategas”) and Strata Capital, Inc. (“Strata”), acting as placement agents, and certain registered representatives employed by Strategas, in connection with the transactions contemplated by the Agreement, and has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the transactions contemplated by the Agreement.

3.15 Short Sales. As of the date of this Agreement, such Purchaser and its affiliates do not have, to Purchaser’s knowledge, and during the 30 day period prior to the date of this Agreement such Purchaser and its affiliates, to Purchaser’s knowledge, have not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or short sale positions with respect to the Common Stock of the Issuer.

4. Issuer’s Representations and Warranties. The Issuer hereby represents and warrants to the Purchasers that:

4.1 Corporate Existence; Authority. The Issuer is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and it has all requisite power and authority to carry on its business as it is being conducted. The individual executing and delivering this Agreement on behalf of the Issuer has been duly authorized to execute and deliver this Agreement on behalf of the Issuer, and the signature of such individual is binding upon the Issuer.

4.2 Enforceability. The Issuer has duly executed and delivered this Agreement and (subject to its execution by the Purchasers) it constitutes a valid and binding agreement of the Issuer enforceable in accordance with its terms against the Issuer, except as such enforceability may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

4.3 Authorization of the Purchased Securities. All of the outstanding shares of Common Stock of the Issuer have been duly and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights. When issued, the Purchased Securities will have been duly authorized, reserved for issuance and, when issued and delivered to the Purchasers against payment therefor as provided by herein, will be validly issued, fully paid and non-assessable, and the issuance of such Purchased Securities will not be subject to any preemptive or similar rights.

4.4 Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital of the Issuer as of the date hereof, is as set forth under the caption “Description of Other Capital Stock of the Company” in the Confidential Private Placement Memorandum. Except as disclosed in the Issuer’s Reports on Form 10-K and Form 10-Q for the fiscal year ended June 30, 2011 and December 31, 2011, respectively, and in the Confidential Private Placement Memorandum, the Issuer has not issued any other options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or entered into any agreement giving any Person any right to subscribe for or acquire, any shares of its capital stock. Except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Issuer (or in any agreement providing rights to security holders), and the issuance and sale of the Purchased Securities hereunder will not obligate the Issuer to issue shares of Common Stock or other securities to any Person or result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities. The Purchased Securities conform in all material respects to the description thereof contained in the Confidential Private Placement Memorandum.

4.5 No Conflicts. The issuance and sale of the Purchased Securities to the Purchasers as contemplated hereby and the performance of this Agreement will not violate or conflict with the Issuer’s Certificate of Incorporation or Bylaws or any agreements to which the Issuer is a party or by which it is otherwise bound or, to the Issuer’s knowledge, any statute, rule or regulation (federal, state, local or foreign) to which it is subject.

4.6 Financial Statements and SEC Documents. The Issuer has made available the Annual Report, the Quarterly Report and the Proxy Statement to the Purchasers. As of the date hereof, the Annual Report, the Quarterly Report and the Proxy Statement do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Issuer has included in the Annual Report a list of all material agreements, contracts and other documents that it reasonably believes are required to be filed as exhibits to the Annual Report. The financial statements of the Issuer incorporated by reference in the Confidential Private Placement Memorandum present fairly the consolidated financial position of the Issuer in accordance with generally accepted accounting principles as of and at the dates indicated and present fairly the results of operations and cash flow of the Issuer of and at the dates indicated. Such financial statements of the Issuer have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.

4.7 Litigation. Except as otherwise disclosed in the Confidential Private Placement Memorandum, there is no litigation or other legal, administrative or governmental proceeding pending or, to the knowledge of the Issuer, threatened against or relating to the Issuer or its properties or business, that if determined adversely to the Issuer may reasonably be expected to have a material adverse effect on the present or future operations or financial condition of the Issuer.

4.8 No Material Adverse Change. Since the date of the Quarterly Report, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Issuer, and, to the Issuer’s knowledge, no event has occurred or circumstance exists that may result in such a material adverse change.

4.9 Environmental Matters.

(a) Except as otherwise disclosed in the Confidential Private Placement Memorandum or as would not be reasonably likely to have a material adverse effect change in the business, operations, properties, prospects, assets, or condition of the Issuer: (i) to Issuer’s knowledge, Issuer has complied with all applicable Environmental Laws (as defined in Section 4.9(b)); (ii) to Issuer’s knowledge, Issuer is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (iii) to Issuer’s knowledge, Issuer has not been associated with any release or threat of release of any Hazardous Substance; (v) Issuer has not received any notice, demand, letter, claim or request for information alleging that Issuer may be in violation of or liable under any Environmental Law; (vi) Issuer is not subject to any orders, decrees, injunctions or other arrangements with any governmental entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (vii) there are no circumstances or conditions involving Issuer that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any property of Issuer pursuant to any Environmental Law.

(b) For purposes of this Agreement, the term “Environmental Law” means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

(c) For purposes of this Agreement, the term “Hazardous Substance” means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance which is the subject of regulatory action by any governmental entity pursuant to any Environmental Law.

4.10 Truth and Accuracy. All representations and warranties made by the Issuer in this Agreement are true and accurate as of the date hereof and shall be true and accurate as of the date the Issuer issues the Purchased Securities. If at any time prior to the issuance of any of the Purchased Securities any representation or warranty shall not be true and accurate in any respect, the Issuer shall so notify the Purchasers.

4.11 Compliance with Laws, Other Instruments. The execution, delivery and performance by the Issuer of this Agreement will not (a) contravene, result in any breach of, or constitute a default under or result in the creation of any lien in respect of any property of the Issuer under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or bylaws, or any other material agreement or instrument to which the Issuer is bound or by which the Issuer or any of its respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or governmental authority applicable to the Issuer or (c) violate any provision of any statute or other rule or regulation of any governmental authority applicable to the Issuer.

4.12 Observance of Agreements, Statutes and Orders. The Issuer is not in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or governmental authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation environmental laws) of any governmental authority which default or violation could have a material adverse effect upon the business or operations of the Issuer.

4.13 Brokers or Finders. Except for Strategas and certain registered representatives employed by Strategas and Strata, the Issuer has not dealt with any broker or finder in connection with the transactions contemplated by the Agreement, and except for certain fees and expenses payable by the Issuer to Strategas, the Issuer has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage of finders’ fees or agents’ commissions or any similar charges in connection with the transactions contemplated by the Agreement.

5. Conditions of Purchasers’ Obligations at Closing. The obligations of each Purchaser under Section 1 and Section 2 are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Purchaser who does not consent in writing to such waiver:

5.1 Representations and Warranties. The representations and warranties of the Issuer contained in Section 4 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing (other than representations and warranties that relate only to a certain date, which shall be true as of such date).

5.2 Performance. The Issuer shall have performed and complied with the covenants and agreements in this Agreement that are required to be performed or complied with by it on or before the Closing.

5.3 Proceedings and Documents. All corporate and other proceedings in connection with the Agreement contemplated to be effected at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchasers’ counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

5.4 Opinion of Issuer Counsel. Each Purchaser shall have received from Morgan, Lewis & Bockius LLP, counsel for the Issuer, an opinion, dated as of the Closing, substantially in the form of Exhibit B.

5.5 Registration Rights Agreement. Issuer shall have delivered a copy of the Registration Rights Agreement, substantially in the form of Exhibit C dated as of the Closing Date and executed by the Issuer.

5.6 Consents, Permits, and Waivers. The Issuer shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement.

5.7 Secretary’s Certificate. Purchasers shall have received from the Issuer’s Secretary or Assistant Secretary, a certificate having attached thereto (i) the Certificate of Incorporation as in effect at the time of the Closing, (ii) the Issuer’s Bylaws as in effect at the time of the Closing, (iii) resolutions approved by the Board of Directors authorizing the transactions contemplated hereby, and (iv) good standing certificates (including tax good standing) with respect to the Issuer from the applicable authorities in Delaware and Texas.

6. Conditions of the Issuer’s Obligations at Closing. The obligations of the Issuer to each Purchaser under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

6.1 Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

6.2 Payment of Purchase Price. Such Purchaser shall have delivered the Purchase Price specified in Section 1, and the Purchasers shall have delivered Purchase Prices equal to at least $5,000,000 in aggregate principal amount.

6.3 Registration Rights Agreement. Such Purchaser shall have delivered a copy of the Registration Rights Agreement substantially in the form of Exhibit C, dated as of the Closing Date and executed by such Purchaser.

6.4 Accredited Investor Questionnaire. Such Purchaser shall have delivered an Accredited Investor Questionnaire substantially in the form of Exhibit A completed and executed by such Purchaser.

6.5 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Purchased Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

7. Restrictions on Transfer.

7.1 Resale Restrictions. The Purchasers understand that the offer and sale of the Purchased Securities to the Purchasers have not been registered under the Securities Act or under any state laws. Each Purchaser agrees not to offer, sell or otherwise transfer the Purchased Securities, or any interest in the Purchased Securities, unless (i) the offer and sale is registered under the Securities Act, (ii) the Purchased Securities may be sold in accordance with the applicable requirements and limitations of Rule 144 under the Securities Act and any applicable state laws and, if the Issuer reasonably requests, such Purchaser delivers to the Issuer an opinion of counsel to such effect, or (iii) such Purchaser delivers to the Issuer an opinion of counsel reasonably satisfactory to the Issuer that the offer and sale is otherwise exempt from Securities Act registration. Notwithstanding the foregoing subsections (ii) and (iii), no opinion shall be required for transfers by a Purchaser to its affiliates.

7.2 Restrictive Legend. Each Purchaser understands and agrees that a legend in substantially the following form will be placed on the certificates or other documents representing the Purchased Securities:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS (i) THE OFFER AND SALE IS REGISTERED UNDER THE SECURITIES ACT, OR (ii) THE OFFER AND SALE IS EXEMPT FROM SECURITIES ACT REGISTRATION AND THE TERMS OF SECTION 7.1 OF THE SECURITIES PURCHASE AGREEMENT PURSUANT TO WHICH THE SECURITIES WERE ORIGINALLY PURCHASED HAVE BEEN COMPLIED WITH. (A COPY OF THE SECURITIES PURCHASE AGREEMENT IS ON FILE AT THE CORPORATE OFFICE OF THE CORPORATION.)

Certificates evidencing the Purchased Securities shall not be required to contain such legend or any other legend (A) after such securities are registered for resale under the Securities Act, (B) following any sale of such securities pursuant to Rule 144 under the Securities Act, (C) if such securities are eligible for sale under Rule 144(k) under the Securities Act, or (D) if such legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the Staff of the SEC).

7.3 Illiquid Investment. Each Purchaser acknowledges that it must bear the economic risk of its investment in the Purchased Securities for an indefinite period of time, until such time as the Purchased Securities are registered or an exemption from registration is available. Each Purchaser acknowledges that the soonest that the Rule 144 exemption from registration could become available would be after such Purchaser has paid for and held the Purchased Securities for one year.

8. Indemnification.

8.1 Indemnification by Issuer. The Issuer agrees to indemnify and hold harmless each Purchaser and its officers, directors, members and their respective successors and assigns (collectively, the “Purchaser Indemnified Parties”) from and against any third party losses, claims, damages or liabilities to which such Purchaser Indemnified Parties may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any breach of the representations or warranties of the Issuer contained herein, or failure to comply with the covenants and agreements of the Issuer contained herein, and the Issuer will reimburse such Purchaser Indemnified Parties for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, provided, however, that the Issuer shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, a breach of any representations or warranties made by such Purchaser herein, or the failure of such Purchaser Indemnified Parties to comply with its covenants and agreements contained in this Agreement hereof . The Issuer shall reimburse each Purchaser Indemnified Party for the amounts provided for herein on demand as such expenses are incurred; provided, however, that Issuer’s obligation to indemnify the Purchaser Indemnified Parties shall in no event exceed the aggregate amount received by such Purchaser from the sale of the Purchased Securities.

8.2 Indemnification by Purchaser. Each Purchaser agrees to indemnify and hold harmless the Issuer and its officers, directors, members and their respective successors and assigns (collectively, the “Issuer Indemnified Parties”) from and against any third party losses, claims, damages or liabilities to which such Issuer Indemnified Parties may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any breach of the representations or warranties of such Purchaser contained herein, or failure to comply with the covenants and agreements of such Purchaser contained herein, and such Purchaser will reimburse such Issuer Indemnified Parties for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, provided, however, that such Purchaser shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, a breach of any representations or warranties made by the Issuer herein, or the failure of the Issuer to comply with its covenants and agreements contained in this Agreement hereof . Such Purchaser shall reimburse each Issuer Indemnified Party for the amounts provided for herein on demand as such expenses are incurred; provided, however, that such Purchaser’s obligation to indemnify the Issuer Indemnified Parties shall in no event exceed the aggregate amount received by such Purchaser from the sale of the Purchased Securities.

8.3 Claims for Indemnification. Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 8, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying person will not relieve it from any liability which it may have to any indemnified person under this Section 8 (except to the extent that such omission materially and adversely affects the indemnifying person’s ability to defend such action) or from any liability otherwise than under this Section 8. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified person promptly after receiving the aforesaid notice from such indemnified person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(a) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified person under subsection 8.1 or 8.2 above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Issuer on the one hand and the Purchaser(s) on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Issuer on the one hand or the Purchaser(s) on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Issuer and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection 8.3(a) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection 8.3(a). The amount paid or payable by an indemnified person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection 8.3(a) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection 8.3(a), a Purchaser shall not be required to contribute any amount in excess of the amount by which the net amount received by such Purchaser from the sale of the Purchased Securities to which such loss relates exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Purchaser’s obligations in this subsection to contribute shall be in proportion to its sale of Purchased Securities to which such loss relates and shall not be joint with any other Selling Stockholders.

(b) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 8, and are fully informed regarding said provisions. The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 8, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 8 and further agree not to attempt to assert any such defense.

9. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within the United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

(a)	if to the Issuer, to:

Contango ORE, Inc.

3700 Buffalo Speedway, Suite 960

Houston, TX 77098

Attn: Chairman and CEO

Tel:        (713) 960-1901

Fax:        (713) 960-1065

with a copy to:

Morgan, Lewis & Bockius LLP

300 S. Grand Avenue, Suite 2200

Los Angeles, CA 90071

Attn: Richard A. Shortz

Tel:        (213) 612-2526

Fax:        (213) 612-2501

(b)	if to a Purchaser, at its address on Schedule 1 attached hereto, or at such other address or addresses as may have been furnished to the Issuer in writing.

10. Reliance. Each Purchaser and the Issuer understand and agree that the other party and its respective officers, directors, employees and agents may, and will, rely on the accuracy of the other party’s respective representations and warranties in this Agreement to establish compliance with applicable securities laws. Each Purchaser and the Issuer agree to indemnify and hold harmless all such parties against all losses, claims, costs, expenses and damages or liabilities which they may suffer or incur caused or arising from their reliance on such representations and warranties; provided, however, that the indemnification provided by each Purchaser pursuant to this Section 10 shall be limited to the Purchase Price paid by such Purchaser pursuant to this Agreement.

11. Miscellaneous.

11.1 Survival. The representations and warranties made in this Agreement shall survive the closing of the transactions contemplated by this Agreement.

11.2 Assignment. This Agreement is not transferable or assignable, except that this Agreement shall be transferable by a Purchaser to its affiliates.

11.3 Execution and Delivery of Agreement. The Issuer shall be entitled to rely on delivery by facsimile transmission of an executed copy of this Agreement, and acceptance by the Issuer of such facsimile copy shall create a valid and binding agreement between the Purchaser and the Issuer.

11.4 Titles. The titles of the sections and subsections of this Agreement are for the convenience of reference only and are not to be considered in construing this Agreement.

11.5 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

11.6 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matters herein and supersedes and replaces any prior agreements and understandings, whether oral or written, between them with respect to such matters.

11.7 Waiver and Amendment. Except as otherwise provided herein, the provisions of this Agreement may be waived, altered, amended or repealed, in whole or in part, only upon the mutual written agreement of the Issuer and Purchasers acquiring in the aggregate a majority of the Purchased Securities.

11.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

11.9 Governing Law. This Agreement is governed by and shall be construed in accordance with the laws of the State of Delaware.

11.10 Attorney’s Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorney’s fees (including any fees incurred in any appeal) in addition to its costs and expenses and any other available remedy.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above mentioned.

ISSUER:

CONTANGO ORE, INC.

By:	/s/ Yaroslava Makalskaya

Name:	Yaroslava Makalskaya
Title:	Vice President, Controller, and
Chief Accounting Officer

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PURCHASER:

HENRY H. GORDON

/s/ Henry H. Gordon

Name and Address of Purchaser	Number of Shares of Common Stock Purchased	Aggregate Purchase Price
Henry H. Gordon 7 Sterling Avenue, Englewood, CO 80113 Tel: (303) 296-8834 email: hgordon@stratacapitalinc.com	100,000	$1,000,000

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PURCHASER:

KELCLAY INC.
By:	/s/ Henry Gordon

Name:	Henry Gordon
Title:	President

Name and Address of Purchaser	Number of Shares of Common Stock Purchased	Aggregate Purchase Price
KelClay Inc. c/o Henry Gordon 7 Sterling Avenue, Englewood, CO 80113 Tel: (303) 296-8834 email: hgordon@stratacapitalinc.com	50,000	$500,000

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PURCHASER: THOMAS A. PETRIE

/s/ Thomas A. Petrie

Name and Address of Purchaser	Number of Shares of Common Stock Purchased	Aggregate Purchase Price
Thomas A. Petrie 285 Madison Street Denver, CO 80206 Tel: (303) 909-2335 email: thomasapetrie@gmail.com	50,000	$500,000

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PURCHASER: GEORGE F. WOOD

/s/ George F. Wood

Name and Address of Purchaser	Number of Shares of Common Stock Purchased	Aggregate Purchase Price
George F. Wood 55 Madison Street, Suite 680 Denver, CO 80206 Tel: (303) 321-8188 email: gwood@woodam.com	50,000	$500,000

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PURCHASER: GENERAL RESOURCES INC.

By:	/s/ Donald Gillen
Name:	Donald Gillen
Title:	President

Name and Address of Purchaser	Number of Shares of Common Stock Purchased	Aggregate Purchase Price
General Resources Inc. 21 Capilano Drive Saskatoon, SK S7K 4A4 CANADA Tel: (306) 244-6721 Attention: Don Gillen email: don.gillen@hotmail.com	50,000	$500,000

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PURCHASER: BRENT SUER

/s/ Brent Suer

Name and Address of Purchaser	Number of Shares of Common Stock Purchased	Aggregate Purchase Price
Brent Suer #73 602 Cartwright Street Saskatoon, SK S7T 0G4 CANADA Tel: (306) 975-3779 x: 222 email: bsuer.suerandpollon@shawbiz.ca	25,000	$250,000

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PURCHASER: DALE POLLON

/s/ Dale Pollon

Name and Address of Purchaser	Number of Shares of Common Stock Purchased	Aggregate Purchase Price
Dale Pollon 1129 1st Street East Saskatoon, SK S7H 1T6 CANADA Tel: (306) 241-9544 email: dpollon.suerandpollon@shawbiz.ca	25,000	$250,000

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PURCHASER: RAGING CAPITAL FUND, LP

By:	/s/ Frederick C. Wasch
Name:	Frederick C. Wasch
Title:	Chief Financial Officer

Name and Address of Purchaser	Number of Shares of Common Stock Purchased	Aggregate Purchase Price
Raging Capital Fund, LP 10 Princeton Avenue Rocky Hill, NJ 08553 Attention: Bill Martin and Frederick Wasch Tel: (609) 228-6225 email: bill@ragingcapital.com; fred@raging capital.com	17,857	$178,573

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PURCHASER: RAGING CAPITAL FUND (QP), LP

By:	/s/ Frederick C. Wasch
Name:	Frederick C. Wasch
Title:	Chief Financial Officer

Name and Address of Purchaser	Number of Shares of Common Stock Purchased	Aggregate Purchase Price
Raging Capital Fund (QP), LP 10 Princeton Avenue Rocky Hill, NJ 08553 Attention: Bill Martin and Frederick Wasch Tel: (609) 228-6225 email: bill@ragingcapital.com; fred@raging capital.com	64,643	$646,427

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PURCHASER: FIVE STAR ENERGY, LLC

By:	/s/ Peter A. Dea
Name:	Peter A. Dea
Title:	President

Name and Address of Purchaser	Number of Shares of Common Stock Purchased	Aggregate Purchase Price
Five Star Energy, LLC 28006 Meadowlark Drive Golden, CO 80401 Tel: (303) 226-9501 Attention: Peter A. Dea email: pdea@cirqueresources.com	50,000	$500,000

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PURCHASER: KENNETH R. PEAK

/s/ Kenneth R. Peak

Name and Address of Purchaser	Number of Shares of Common Stock Purchased	Aggregate Purchase Price
Kenneth R. Peak c/o Contango Oil & Gas Company 3700 Buffalo Speedway, Suite 960 Houston, TX 77098 Tel: (713) 960-1901 email: kpeak@contango.com	400,000	$4,000,000

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